Exhibit 99.2

source code, all the backups therefor, supporting documentation, manuals, schematics, computer graphics and the underlying custom images, copyrights therefor, URL domain names, as well as all the software technology and know how and any and all other worldwide intellectual property rights in full force and effect currently in perpetuity from the date hereof and all the associated intangible assets related to as well as involved in the design, reproduction, deployment on servers and in the cloud and exploitation of the following items:

1.	Mathematical formulas, technical, programming in any and all programming coding languages and other designs, work papers and any and all developed and implemented and/or under development intellectual property involving core banking and client-facing front end software and back end administrative user interface software, banking and trading cloud-based and server software used under the brand name Migom Bank (www.migom.com).

2.	Mathematical formulas, technical, programming in any and all programming coding languages and other designs, work papers and any and all developed and implemented and/or under development intellectual property involving mobile application in Android operating systems deployed in Google Play under the name of Migom Bank.

3.	Mathematical formulas, technical, programming in any and all programming coding languages and other designs, work papers and any and all developed and implemented and/or under development intellectual property involving mobile application in iOS operating system deployed in Apple App Store under the name of Migom Bank.